================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

                             MERCHANTS GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             MERCHANT'S GROUP, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:_______
     (2) Aggregate number of securities to which transaction applies:__________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________
     (4) Proposed maximum aggregate value of transaction:______________________
     (5) Total fee paid:_______________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:_______________________________________________
     (2) Form, Schedule or Registration Statement No.:_________________________
     (3) Filing Party:_________________________________________________________
     (4) Date Filed:___________________________________________________________

================================================================================

[Logo]                       MERCHANTS GROUP, INC.
                                250 Main Street
                            Buffalo, New York 14202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1996

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") will be held at the Hyatt Regency, Two Fountain Plaza, Buffalo, New York, on Wednesday, May 8, 1996 at 8:00 a.m., Buffalo time, for the following purposes:

     1. To elect two directors for a term of three years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The prompt return of your proxy will avoid delay and save the expense involved in further communication. You may revoke the proxy any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person at the meeting.

                                          By Order of the Board of Directors

                                          ROBERT M. ZAK
                                          Chief Operating Officer
                                          and Secretary

     Date: April 5, 1996

   STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                April 5, 1996

                             MERCHANTS GROUP, INC.
                                250 Main Street
                            Buffalo, New York 14202

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1996

     The following information is furnished in connection with the Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") to be held at the Hyatt Regency, Two Fountain Plaza, Buffalo, New York, on May 8, 1996 at 8:00 a.m., Buffalo time (the "Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Company's Secretary, 250 Main Street, Buffalo, New York 14202. This Proxy Statement will first be sent to stockholders on or about April 5, 1996.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person.

     The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone or telegraph, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of Common Stock, $.01 par value ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on March 15, 1996. On such date there were 3,214,519 Shares outstanding, entitled to one vote each. A majority of the outstanding Shares, present in person or by proxy, will constitute a quorum at the Meeting. Abstentions, broker non-votes and withheld votes will be considered as being present at the Meeting. The vote of a plurality of Shares present at the Meeting is required for election of directors, which is the only matter scheduled to be voted on at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934) beneficially owned as of February 15, 1996 (unless otherwise indicated) more than 5% of the Shares outstanding except for the persons named in the following table.

     NAME AND ADDRESS OF                                            NUMBER OF SHARES     PERCENT
      BENEFICIAL OWNER                                             BENEFICIALLY OWNED    OF CLASS
     -----------------------------------------------------------   ------------------    --------
     Brent D. Baird and others..................................         319,100(1)         9.9%
       1350 One M&T Plaza
       Buffalo, New York 14203
     Tweedy, Browne Company L.P.................................         284,365(2)         8.8%
       52 Vanderbilt Avenue
       New York, New York 10017
     Merchants Mutual Insurance Company.........................         255,000(3)         7.9%
       250 Main Street
       Buffalo, New York 14202
     Franklin Resources, Inc....................................         254,500(4)         7.9%
       777 Mariners Island Blvd.
       San Mateo, California 94404
     Marvin C. Schwartz.........................................         197,900(5)         6.2%
       605 Third Avenue
       New York, New York 10158
     FMR Corp...................................................         195,100(6)         6.1%
       82 Devonshire Street
       Boston, Massachusetts 02109

- ---------------

(1) Based on information provided by Brent D. Baird, which updated an amended
    Schedule 13D filed on March 30, 1995 by Mr. Baird, members of the Baird family, persons with personal relationships with members of the Baird family, and entities owned or controlled by the Baird family. The filing persons with respect to this amended Schedule 13D and the number of Shares beneficially owned are: (i) Brent D. Baird, individually and as trustee f/b/o Jane D. Baird, 15,000 Shares; (ii) Aires Hill Corp., 47,000 Shares;
    (iii) Anne S. Baird, individually and as trustee f/b/o Cameron D. Baird, 2,100 Shares; (iv) Jane D. Baird, 15,000 Shares; (v) Bridget B. Baird, as successor trustee, 14,000 Shares; (vi) The Cameron Baird Foundation, 32,000 Shares; (vii) Brian D. Baird, as successor trustee, 1,000 Shares; (viii) Citizens Growth Properties, 30,000 Shares; (ix) Susan R. O'Connor, 2,000 Shares; (x) Cinnamon Investments Ltd., 7,000 Shares; (xi) Bruce C. Baird, 5,000 Shares; (xii) Cameron D. Baird, 4,000 Shares; (xiii) David M. Stark, as successor trustee, 2,000 Shares; (xiv) Ruth R. Senturia, 1,000 Shares;
    (xv) First Carolina Investors, Inc., 135,000 Shares; (xvi) Belmont Contracting Co., Inc., 2,000 Shares; and (xvii) Trubee Collins & Co. Retirement Fund f/b/o Brent D. Baird, 5,000 Shares.

(2) Based on a Schedule 13D most recently amended on February 28, 1994, which indicated Tweedy, Browne Company L.P. ("TBC") had sole voting power with respect to 253,980 Shares and shared dispositive power with respect to all these Shares. Does not include a total of 8,600 Shares beneficially owned by partnerships in which certain partners of TBC are also partners, in which TBC disclaims beneficial ownership.

(3) Merchants Mutual Insurance Company ("Mutual") operates its business in conjunction with the Company and Merchants Insurance Company of New Hampshire, Inc. ("MNH"), the Company's wholly-owned subsidiary. See "Management Agreement."

(4) Based on a Schedule 13G dated February 12, 1996, which indicated that Franklin Resources, Inc. had sole voting power and shared dispositive power with respect to these Shares as of December 31, 1995.

(5) Based on a Schedule 13D dated January 13, 1994, which indicated Mr. Schwartz had sole voting and dispositive power with respect to 149,900 Shares and shared dispositive power with respect to 48,000 Shares.

(6) Based on an amended Schedule 13G dated February 14, 1996, which indicated that FMR Corp. had sole dispositive power with respect to these Shares as of December 31, 1995.

     The Company is subject to statutes governing insurance holding company systems. Under the terms of the applicable New Hampshire statute, any person or entity desiring to effect a purchase or other acquisition of the Company's securities that would result in such person or entity owning 10% or more of the Company's outstanding voting securities would be required to obtain the approval of the New Hampshire Insurance Department prior to the purchase or other form of acquisition.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the Shares beneficially owned as of March 15, 1996 (unless otherwise indicated) by each director and nominee for election as director and each executive officer listed in the Summary Compensation Table. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                                                                 NUMBER OF SHARES       PERCENT
                               NAME                             BENEFICIALLY OWNED    OF CLASS (1)
     --------------------------------------------------------   ------------------    ------------
     Brent D. Baird..........................................         319,100(2)           9.93%
     Lawrence P. Castellani..................................           1,000(3)            .03%
     Frank J. Colantuono.....................................           1,000               .03%
     Richard E. Garman.......................................          92,000(4)           2.86%
     Henry P. Semmelhack.....................................           1,700               .05%
     Robert M. Zak...........................................          14,210(5)            .44%
     Edward M. Murphy........................................           5,350(6)            .17%
     Directors and officers as a group.......................         434,360(7)          13.45%

- ---------------

(1) Percentage calculations for each individual and group in the table are based on 3,214,519 Shares outstanding plus any Shares such person has the right to acquire within 60 days of the date of this Proxy Statement under the Merchants Group, Inc. 1986 Stock Option Plan, as amended (the "Option Plan").

(2) See note 1 to table under "Security Ownership of Certain Beneficial Owners."

(3) These Shares are held by Mr. Castellani's minor children.

(4) Includes 80,000 Shares owned by a corporation of which Mr. Garman is chief executive officer and majority shareholder.

(5) Includes (i) 11,000 Shares that Mr. Zak has the right to acquire under the Option Plan within 60 days of the date of this Proxy Statement and (ii) 1,110 Shares held by the Merchants Mutual Supplemental Executive Retirement Plan for the benefit of Mr. Zak.

(6) Includes (i) 3,000 Shares that Mr. Murphy has the right to acquire under the Option Plan within 60 days of the date of this Proxy Statement and (ii) 250 Shares held by his spouse, in which he disclaims beneficial ownership.

(7) Does not include 67,268 Shares (2.1%) beneficially owned as of September 25, 1995 by James F. Marino, who resigned as a Director, President and Chief Executive Officer of the Company on June 30, 1995.

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The Company's Certificate of Incorporation provides that the number of directors of the Company shall be not less than five and not more than fifteen and that the directors shall be divided into three classes, each class containing as nearly equal a number of directors as possible, with one class standing for election each year. The Board has set the number of directors at six.

     The directors recommend a vote FOR the two directors standing for election listed below. Except where authority to do so has been withheld, it is the intention of the persons named in the accompanying form of proxy to vote at the Meeting FOR these nominees. Although the directors do not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The following table sets forth information regarding directors standing for election and directors whose terms continue beyond the Meeting:

                                                          PRINCIPAL OCCUPATION AND
           NAME, POSITION AND                             BUSINESS EXPERIENCE FOR
       TENURE WITH THE COMPANY         AGE                    PAST FIVE YEARS
- -------------------------------------  ---     ----------------------------------------------
               DIRECTORS STANDING FOR ELECTION FOR A TERM EXPIRING IN 1999
Lawrence P. Castellani                 50      President and Chief Executive Officer of Tops
  Director since 1987                          Markets, Inc. (an operator of supermarkets and
                                               convenience stores) since 1991; President and
                                               Chief Operating Officer of Tops Markets, Inc.
                                               until 1991.
Frank J. Colantuono                    47      President and Chief Executive Officer of
  Director since 1994                          Independent Health Association, Inc. (a health
                                               maintenance organization) for more than five
                                               years.

                                                          PRINCIPAL OCCUPATION AND
           NAME, POSITION AND                             BUSINESS EXPERIENCE FOR
       TENURE WITH THE COMPANY         AGE                    PAST FIVE YEARS
- -------------------------------------  ---     ----------------------------------------------
                        DIRECTORS WHOSE TERMS EXPIRE IN 1997
Henry P. Semmelhack                    59      President and Chief Executive Officer of
  Director since 1987                          Barrister Information Systems Corporation (a
                                               computer software and services company) for
                                               more than five years.

Robert M. Zak                          38      President and Chief Executive Officer of MNH
  Chief Operating Officer since July           and Mutual since November 1, 1995; Senior
  1, 1995, Senior Vice-President               Vice-President of MNH and Mutual since 1992;
  since 1992, Chief Financial Officer          Chief Financial Officer of MNH and Mutual
  since 1991, Secretary since 1990,            since 1991; Vice-President -- Financial
  Treasurer since 1988 and Director            Services of MNH and Mutual from 1989 to 1992;
  since 1994                                   Treasurer of MNH and Mutual since 1988;
                                               Secretary of MNH and Mutual from 1990 through
                                               November 1, 1995.

                        DIRECTORS WHOSE TERMS EXPIRE IN 1998

Brent D. Baird                         57      Private investor since 1991; limited partner
  Director since 1995 and President            of Trubee, Collins & Co. (member firm of New
  and Chief Executive Officer since            York Stock Exchange, Inc.) from 1983 to 1991.
  July 1, 1995

Richard E. Garman                      65      President and Chief Executive Officer of
  Director since 1987 and Chairman of          A.B.C. Paving Company (a construction company)
  the Board since July 1, 1995                 for more than five years.

OTHER DIRECTORSHIPS

     The nominees to and members of the Company's Board of Directors who will continue to serve as directors after the Meeting serve on the Boards of Directors of the following publicly-held companies:

          DIRECTOR                              COMPANY
- ----------------------------    ----------------------------------------
Brent D. Baird                  Exolon-ESK, Inc.
                                First Carolina Investors, Inc.
                                First Empire State Corporation
                                Oglebay Norton Company
                                Todd Shipyards Corporation
Richard E. Garman               First Empire State Corporation
Henry P. Semmelhack             Barrister Information Systems Corporation
                                Comptek Research, Inc.

COMMITTEES

     The Audit Committee of the Board of Directors consists of Messrs. Semmelhack (Chairman), Castellani, Colantuono and Garman. The functions performed by the Audit Committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and independent actuaries and bringing to the entire Board of Directors for review those items which the Audit Committee believes merit such review. The Audit Committee met three times during 1995.

     The Nominating Committee consists of Messrs. Garman (Chairman), Baird and Semmelhack. The Nominating Committee's function is to seek out, screen, interview and present to the entire Board of Directors qualified director candidates. Suggestions of stockholders for nominees will be considered if they are forwarded to the Nominating Committee in writing with information regarding, and a written consent of, the person suggested, in accordance with procedures set forth in the Company's By-Laws. The Nominating Committee did not meet during 1995.

     The Compensation Committee consists of Messrs. Castellani (Chairman), Baird and Colantuono. The function of the Compensation Committee is to evaluate the performance of key employees of the Company and its affiliates and to grant options under the Company's 1986 Stock Option Plan based upon its evaluation. The Compensation Committee did not meet during 1995.

     During the fiscal year ended December 31, 1995, the full Board of Directors met 17 times. All directors, with the exception of Mr. Castellani, attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which he served.

SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and more than 10% shareholders ("insiders") of publicly-held companies to file reports with the Securities and Exchange Commission ("SEC") within ten days after the end of any month in which an insider engaged in a transaction in such company's securities. Under rules promulgated by the SEC, the Company is required to disclose any failures to file or late filings under Section 16(a) by its insiders. The Company has a compliance program to assist its executive officers and directors in complying with their reporting requirements under
Section 16(a). Except as described below, the Company is not aware of any failures to file or late filings by any insider during 1995. Henry P. Semmelhack, a Director of the Company, purchased 1,000 shares of the Company's common stock in August 1995 and reported that purchase to the Company at the end of August in accordance with the Company's compliance program; however, due to an inadvertent oversight by the Company, that purchase was not reported to the SEC until October 27, 1995.

MANAGEMENT AGREEMENT

     The Company is a holding company which offers property and casualty insurance through MNH. The Company and MNH operate and manage their business in conjunction with Mutual under a management agreement which was entered into as of September 29, 1986 (the "Management Agreement"). The Company has operated under the Management Agreement since it commenced doing business. The Company and MNH do not have any significant operating assets and have no employees. Under the Management Agreement, Mutual provides the Company and MNH with the facilities, management and personnel required to operate their day-to-day business, including investment management. All costs incurred by Mutual with respect to underwriting expenses are shared pro rata between Mutual and MNH based upon their annual direct premiums written, and unallocated loss adjustment expenses are allocated on the basis of the number of claims outstanding each month that are attributable to each company. All of Mutual's, the Company's and MNH's common investment expenses are shared pro rata based upon the average book value of the invested assets of each company. MNH also pays Mutual an annual management fee of $50,000. The Management Agreement requires the Company and MNH to pay Mutual 110% of Mutual's costs of providing them with non-insurance related services, and requires the Company to pay Mutual an annual fee of one half of one percent (.5%) of the average book value of the Company's invested assets exclusive of the Company's shares of MNH. Since the inception of the Management Agreement, Mutual has not provided the Company or MNH with any non-insurance related services. For the year ended December 31, 1995, approximately 66.5% of the aggregate expenses of the combined businesses of Mutual, MNH and the Company were allocated to MNH and the Company.

     The Management Agreement contains the following provisions designed to prevent conflicts of interest or to resolve them on an equitable basis should they occur:

          (A) In the event that its officers submit and recommend to the Board of any company any business opportunity, the officers of that company shall cause the same opportunity to be presented to the Boards of each of the other companies. If two or more of the companies determine to participate, the provisions of subparagraph (B) will govern. Notwithstanding the foregoing provisions, a company need not present a business opportunity to another company in the following instances: (a) the purchase or sale on the open market of marketable securities at the market price for that issue or comparable issues; or (b) if a company proposes to purchase securities issued by it; or (c) if in the good faith judgment of the common officers such opportunity does not meet the investment policies or objectives or the underwriting or claims guidelines of the other companies or is inconsistent with the cash flow or tax situation of the other companies; or (d) if the opportunity involves property in which the investing company has an existing interest and the latter company has none.

          (B) If required by subparagraph (A), whenever two or more of the companies shall concurrently engage in a common opportunity under circumstances in which it appears likely that the price or other consideration to be paid or received will not be equal for all property to be acquired or disposed of in a single transaction, the property will be acquired or disposed of in such a manner that, as nearly as feasible, each company will participate in each transaction in proportion to the total amount of such property which its Board has determined to acquire or dispose of until each company has acquired or disposed of the total amount of that property which its Board had determined to acquire or dispose of. In the event that the Boards have not determined in advance the total amount to be acquired or disposed of or the participating companies desire in the aggregate to acquire more than is available, the participation of each company in each transaction will be proportionate to its total assets as shown on its balance sheet as at the close of its quarterly fiscal period ended on or prior to the date of that transaction, or if that balance sheet is not available, as at the close of the latest quarterly fiscal period for which a balance sheet is available. The provisions of this subparagraph may be modified with respect to a particular transaction by the Board of each company if it appears that such modification is required in the interests of fairness, but any such modification must be approved by majorities of the directors of each company participating in the transaction, including a majority of the directors of each participating company who are not officers, directors or controlling persons of any other company participating in the transaction ("disinterested directors") or, in the absence of such disinterested directors, by a vote of the shareholders or policyholders of each company.

          (C) No company (Mutual, the Company and MNH) will sell any property or security to, or purchase any property or security from, any other company, if in the good faith judgment of the common officers such sale or purchase is a material transaction to any company a party to the sale or purchase, unless that sale or purchase is approved and determined to be fair to each company in the transaction by majorities of the directors of each company participating in the transaction, including a majority of the disinterested directors of each company or, in the absence of such disinterested directors, by a vote of the shareholders or policyholders of each company.

     Any change or amendment to, or modification of, the Management Agreement must be approved by the New York Insurance Department. The Management Agreement may be terminated by any party to the agreement upon five years' written notice to all of the other parties. Mutual and MNH have jointly developed and paid for all accounting, computer and insurance marketing systems used in their businesses. In the event of termination of the Management Agreement, each company has the right, at no cost, to obtain copies of all these systems, together with the right to use these systems in perpetuity.

     Mutual controls (as that term is used in the New Hampshire Insurance Law) the Company by reason of the combination of Mutual's ownership of Shares of the Company, the presence of one director of Mutual on the Company's six-person Board of Directors, and the management of the day-to-day business of the Company and MNH by officers who are also officers of Mutual pursuant to the Management Agreement.

     Compensation of Directors. Mr. Zak, who is a director and officer of the Company and MNH, is not separately compensated for his services as a director. All other directors of the Company receive an annual director's fee of $9,000, plus $500 for each meeting of the full Board of Directors and any committee meeting attended.

EXECUTIVE OFFICERS

     The following is a listing of the Company's executive officers.

                                                           PRINCIPAL OCCUPATION AND
         NAME, POSITION AND                                BUSINESS EXPERIENCE FOR
       TENURE WITH THE COMPANY           AGE                   PAST FIVE YEARS
- -------------------------------------    ---     --------------------------------------------
Richard E. Garman                        65      See table under "Information Concerning
  Chairman of the Board since July 1,            Directors and Nominees."
  1995
Brent D. Baird                           57      See table under "Information Concerning
  Director since 1995 and President              Directors and Nominees."
  and Chief Executive Officer since
  July 1, 1995
Robert M. Zak                            38      See table under "Information Concerning
  Chief Operating Officer since July             Directors and Nominees."
  1, 1995, Senior Vice-President
  since 1992, Chief Financial Officer
  since 1991, Secretary since 1990,
  Treasurer since 1988 and Director
  since 1994
Edward M. Murphy                         45      Vice-President -- Investments of Mutual and
  Vice-President Investments and                 MNH since 1991; Assistant Vice President of
  Assistant Secretary since 1991                 Mutual and MNH from 1989 to 1991.

     There are no family relationships between any of the directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

     Certain of the executive officers of the Company and its wholly-owned subsidiary, MNH, also serve as executive officers of Mutual as described above under "Management Agreement." Mutual pays the salaries and other benefits of these executive officers, and the Company and MNH are allocated a portion of those salaries and other benefits in accordance with the Management Agreement.

     Summary Compensation Table. The following table summarizes the Company's and MNH's share of compensation paid during the years ended December 31, 1995, 1994 and 1993 to the Company's Chief Executive Officer and all other executive officers whose total base salary and bonus from Mutual for 1995 exceeded $100,000 (the "Named Officers").

                                                                    LONG TERM
                                   ANNUAL COMPENSATION(2)          COMPENSATION
     NAME AND               ------------------------------------      AWARDS
     PRINCIPAL                                    OTHER ANNUAL     ------------      ALL OTHER
    POSITION(1)      YEAR    SALARY     BONUS    COMPENSATION(3)   OPTIONS/SARS   COMPENSATION(4)
- -------------------  -----  --------   -------   ---------------   ------------   ---------------
Robert M. Zak        1995   $103,140       -0-       $ 3,075            -0-           $10,207
  Chief Operating    1994   $ 89,184       -0-           -0-            -0-           $11,341
  Officer            1993   $ 76,503   $15,625       $ 2,379            -0-           $13,716
Edward M. Murphy     1995   $ 67,618       -0-           -0-            -0-           $ 3,932
  Vice-President     1994   $ 64,307       -0-           -0-            -0-           $ 7,189
  Investments        1993   $ 53,479   $ 3,150           -0-            -0-           $ 5,790
James F. Marino(5)   1995   $708,883       -0-       $21,026            -0-           $22,199
                     1994   $201,686       -0-           -0-            -0-           $23,165
                     1993   $182,933   $31,250       $18,296            -0-           $40,300

- ---------------

(1) Mr. Zak became Chief Operating Officer on July 1, 1995; see table under "Information Concerning Directors and Nominees." Mr. Marino resigned as a Director and as President and Chief Executive Officer of the Company and MNH on June 30, 1995. Richard E. Garman was appointed Chairman of the Board, and Brent D. Baird was appointed President and Chief Executive Officer, effective July 1, 1995. Neither Mr. Garman nor Mr. Baird receives any compensation for serving in these capacities.

(2) The total compensation (the sum of all columns in the summary compensation table except Options/SARs) paid to Mr. Zak by Mutual was $175,073 for 1995, $155,853 for 1994 and $173,155 for 1993. For Mr. Murphy, total compensation from Mutual was $107,595 for 1995, $110,847 for 1994 and $99,830 for 1993.
    For Mr. Marino, total compensation received by him as an employee of Mutual was $1,130,990 for 1995, $348,606 for 1994 and $436,445 for 1993. The
    Company and MNH paid 66.5% of 1995 compensation, 64.5% of 1994 compensation and 62.5% of 1993 compensation pursuant to the expense allocation provisions of the Management Agreement.

(3) This represents the Company's and MNH's share of the amount paid to the Named Officer as reimbursement for payment of taxes incurred as a result of Mutual's contribution to the Merchants Mutual Supplemental Executive Retirement Plan.

(4) Represents the Company's and MNH's share of Mutual's contributions for the Named Officer's benefit to the Merchants Mutual Supplement Executive Retirement Plan and the Merchants Mutual Insurance Company Capital Accumulation Plan.

(5) In connection with James F. Marino's resignation as the President and Chief Executive Officer of the Company and Mutual on June 30, 1995, he entered into an agreement with Mutual whereby he received a severance payment on June 30, 1995 from Mutual of $900,921 which included payment for all benefits he was entitled to under his employment agreement with Mutual. Of that amount, $599,112 is included in Mr. Marino's salary for 1995 in the above table. In addition, Mr. Marino will be paid a consulting fee payable over time by Mutual as follows: $150,000 which was paid on June 30, 1995, $150,000 which was paid on January 2, 1996, and five equal payments of $64,000 payable on each January 2 from 1997 through 2001. The Company's share of the consulting payment made in 1995, as calculated under the Management Agreement, was $99,750, none of which is included in the above table.

     Option Grants. No options were granted to the Named Officers during 1995.

     Option Exercises and Year End Value. The following table summarizes information with respect to option exercises and exercisable and unexercisable options held by the Named Officers as of December 31, 1995. Valuations are based upon the closing price of the Company's Shares on the American Stock Exchange on December 29, 1995 ($17.75).

                                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                      SHARES                                OPTIONS/SARS                  OPTIONS/SARS
                                    ACQUIRED ON        VALUE                AT FY-END(#)                  AT FY-END($)
              NAME                   EXERCISE       REALIZED ($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- --------------------------------    -----------     ------------     --------------------------    --------------------------
James F. Marino.................       47,568         $373,053                  0/0                           $0/0
Robert M. Zak...................            0                0              9,750/1,250                  $60,656/$4,219
Edward M. Murphy................            0                0               2,250/750                   $7,593/$2,531

     Employment Agreement. Mr. Zak has an employment agreement with Mutual dated as of June 1, 1994 which expires on May 31, 1997; during that period the term of the agreement is extended one year on each May 31 unless notice is given by Mr. Zak or Mutual prior to May 31. The agreement provides that Mr. Zak shall receive an annual salary of not less than $140,000. The agreement provides that if Mr. Zak is terminated by Mutual for any reason other than (i) for "good cause" or
(ii) as a result of his death or "total disability" or (iii) following a "change in control" involving Mutual, the Company or MNH, he will receive a severance benefit equal to the greater of the total of his then annual salary through the end of his employment agreement or two times the aggregate annual compensation paid to him by Mutual during the calendar year preceding the date of termination. Mr. Zak's agreement also provides that in the event there is a "change in control" involving Mutual, the Company or MNH and within two years after the change in control Mr. Zak's employment is terminated other than for "good reason" or his death or "total disability," he will be entitled to a severance benefit equal to 2.9 times the average of the aggregate annual compensation paid by Mutual to him during the previous five calendar years. These severance benefits shall be immediately paid in a lump sum discounted by an interest rate equal to the then prime rate.

     Compensation Committee Report. The Compensation Committee of the Board of Directors consists of Messrs. Castellani, Baird and Colantuono. The primary obligation of the Compensation Committee is to evaluate the performance of key employees of the Company and its affiliates for the purpose of determining whether to grant options under the Option Plan. Because of the structure of the Management Agreement under which (i) Mutual provides the facilities and personnel necessary to manage the Company's day-to-day business and (ii) certain executive officers of the Company and MNH are also executive officers of Mutual and are compensated by Mutual, decisions with respect to the salary and benefits for the officers of the

Company during the past fiscal year were made by the compensation committee of Mutual and the Board of Directors of Mutual with prior consultation with the Company's Compensation Committee.

     The Compensation Committee believes that long term stock-based incentive compensation encourages senior management to operate in a manner consistent with the interests of the Company's stockholders. In determining the number of options to be granted to an executive, the Compensation Committee takes into account the executive's current salary, the amount of stock-based compensation previously granted to the executive, the executive's duties and performance, and competitive industry practices. Based on the Company's financial performance in 1995, no options were granted by the Company during 1995.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                            Lawrence P. Castellani
                                            Brent D. Baird
                                            Frank J. Colantuono

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or portions thereof into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE COMPARISON. Set forth below is a line graph comparing the yearly percentage change in cumulative stockholder return on the Company's Shares with the cumulative return on the Standard & Poor's 500 and the NASDAQ Insurance Stock indices for the five year period beginning January 1, 1991 and ending December 31, 1995.

                                                                    NASDAQ
      Measurement Period                                           Insurance
    (Fiscal Year Covered)         The Company       S&P 500         Stocks
1990                                100.00          100.00          100.00
1991                                158.67          130.40          140.97
1992                                156.00          140.32          190.79
1993                                169.04          154.41          204.07
1994                                164.44          156.44          192.04
1995                                195.34          215.16          272.86

                              CERTAIN TRANSACTIONS

     Mutual provides facilities, employees and all services required to conduct the business of the Company and MNH. See "Management Agreement."

     Effective January 1, 1993, Mutual and MNH entered into a quota share reinsurance agreement under which MNH assumed 10% of Mutual's direct voluntary written premiums and related losses in exchange for a reinsurance commission of 35%. The agreement also provides for MNH to pay a contingent commission to Mutual equal to any underwriting profit on the premiums assumed. Mutual pays the ceded premiums, net of commissions and paid losses, to MNH on a monthly basis and MNH invests these funds and earns investment income. To the extent commissions and paid losses exceed premiums, MNH is required to pay the net monthly balance to Mutual. The agreement may be terminated by either party effective as of any January 1, with the prior approval of the New York Superintendent of Insurance, upon six months' notice to the other party. In addition, the agreement may be terminated by MNH at any time if any amount payable to MNH by Mutual becomes more than 90 days overdue or if there is a change in control of Mutual approved by the New York Superintendent of Insurance. In December 1995, Mutual notified MNH that it was not terminating the agreement but was exercising its right under the agreement to eliminate all cessions of its voluntary direct written premium to MNH for calendar year 1996, while retaining the right to resume such cessions, up to the 10% level, for subsequent years.

     On November 1, 1994, Mutual filed an application with the New York Insurance Department (the "Department") to convert from a mutual to a stock corporation under the New York law that permits a mutual insurance company to demutualize. In such a demutualization, a mutual insurance company's policyholders and surplus note holders are entitled to receive their equitable share of that company's appraised fair market value in cash or securities or a combination thereof. Mutual's application is currently pending with the Department and must ultimately be approved by the Department and by Mutual's policyholders after the Department has determined Mutual's fair market value based upon an independent appraisal. The Company has advised Mutual and the Department of its interest in sponsoring Mutual's demutualization, and Mutual has granted the Company a right of first refusal in that regard. The Company would consider acquiring Mutual if it determines that the appraised value is acceptable and it has sufficient capital to fund the acquisition. In the event the Company is not able to acquire Mutual at a price, on terms or in a time frame acceptable to the Company, the Company may elect to develop its own management structure and might, therefore, terminate the Management Agreement, subject to its required five year notice provision, or request that Mutual and the Department agree to amend the Management Agreement. Such an amendment might include, but not be limited to, a shortening of the termination period.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has not yet appointed a firm to act as auditors for the fiscal year ending December 31, 1996. Price Waterhouse LLP, has audited the accounts of the Company since its formation. A representative of Price Waterhouse LLP, is expected to be present at the Meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals must be received at the Company's offices no later than December 6, 1996 in order to be considered for inclusion in the Company's proxy materials for the 1997 Annual Meeting.

                                 OTHER MATTERS

     So far as the Management is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the Shares to which the proxy relates in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          ROBERT M. ZAK
                                          Chief Operating Officer
                                          and Secretary

Buffalo, New York

                                MERCHANTS GROUP, INC.
                                   250 MAIN STREET
                               BUFFALO, NEW YORK 14202

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  P
         The undersigned hereby appoints BRENT D. BAIRD and ROBERT M. ZAK,
  R and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, $.01 par
  O value, of Merchants Group, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held
  X on Wednesday, May 8, 1996, at the Hyatt Regency, Two Fountain Plaza, Buffalo, New York, at 8:00 a.m., Buffalo time, or any
  Y adjournments thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse side:

         Election of Directors, Nominees:                                     (change of address)
         Lawrence P. Castellani and Frank J. Colantuono                _______________________________________________________
                                                                       _______________________________________________________
                                                                       _______________________________________________________
                                                                       _______________________________________________________
                                                                       (If you have written in the above space, please mark
                                                                        the corresponding box on the reverse side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED
    NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES
    CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                                                           --------------------
                                                                                                           | SEE REVERSE SIDE |
                                                                                                           --------------------

- ------------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH CARD

       X        PLEASE MARK YOUR                                          SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.

                                          FOR       WITHHELD              2. In their discretion,
    1. Election of                      /   /       /   /                    the Proxies are authorized
       Directors                                                             to vote upon such other
       (see reverse)                                                         business as may properly come before the
                                                                             Meeting or any  adjournments thereof.
    For, except vote withheld from the following nominee(s):
                                                                                  THE SHARES REPRESENTED BY THIS
      _______________________________________________________                PROXY WILL BE VOTED AS DIRECTED BY THE
                                                                             STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A
                                                                             VOTE FOR PROPOSAL 1. IF NO DIRECTION IS MADE,
                                                                             THE PROXY WILL BE VOTED FOR PROPOSAL 1.

                                              Change                         Please date and sign name exactly as it
                                                of       /  /                appears and return this Proxy promptly in the
                                              Address                        enclosed envelope, which requires no
                                                                             postage if mailed in the United States.
                                              Attend    /  /
                                              Meeting


       SIGNATURE(S) _________________________________________________    DATE   ____________

       SIGNATURE(S) _________________________________________________    DATE   ____________
       NOTE: Joint owners should each sign. Executors, administrators, trustees, guardians and corporate officers should give title.
- ------------------------------------------------------------------------------------------------------------------------------------
                                                            DETACH CARD
